EXHIBIT 10.47

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT AND OTHER FINANCING AGREEMENTS

THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT AND OTHER FINANCING AGREEMENTS (this "Amendment"), dated as of August 23, 2002, is entered into among CONGRESS FINANCIAL CORPORATION (WESTERN), a California corporation ("Lender"), and PC MALL, INC., a Delaware corporation formerly known as IdeaMall, Inc. ("PC Mall"), PC MALL SALES, INC., a California corporation formerly known as Creative Computers, Inc. ("PC Mall Sales") ECOST.COM, INC., a Delaware corporation ("ecost"), ELINUX.COM, INC., a Delaware corporation ("eLinux"), CREATIVE COMPUTERS INTEGRATED TECHNOLOGIES, INC., a Delaware corporation ("CCIT"), COMPUTABILITY LIMITED, a Delaware corporation ("Computability" and together with PC Mall, PC Mall Sales, ecost, eLinux and CCIT, collectively referred to herein as "Existing Borrowers"), and WF ACQUISITION SUB, INC., a Delaware corporation ("WF Sub" and together with Existing Borrowers, collectively referred to herein as "Borrowers").

RECITALS

A.        Existing Borrowers and Lender have previously entered into that certain Loan and Security Agreement dated March 7, 2001 (the "Loan Agreement"), pursuant to which Lender has made certain loans and financial accommodations available to Existing Borrowers.  Terms used herein without definition shall have the meanings ascribed to them in the Loan Agreement.

B.         In connection with the Loan Agreement, PC Mall and Lender have previously entered into that certain Stock Pledge Agreement dated March 7, 2001 (the "Pledge Agreement"), covering the capital stock of the other Existing Borrowers.

C.        WF Sub previously entered into that certain Guaranty and Security Agreement dated July 8, 2002 (the "WF Sub Guaranty") with respect to the obligations and liabilities of the Existing Borrowers to Lender.

D.        Borrowers now desire that WF Sub be added as a co-borrower under the Loan Agreement, and Lender is willing to add WF Sub as a co-borrower thereunder upon the terms and conditions set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.                  Amendments and Agreements.

(a)                Loan Agreement.  WF Sub is hereby added as a co-borrower under the Loan Agreement with the same force and effect as if WF Sub had duly executed and delivered the Loan Agreement as a Borrower thereunder in addition to the Existing Borrowers.  Without limiting the foregoing:

(i)                  The definitions of "Borrower" and "Borrowers" in the preamble of the Loan Agreement are hereby amended to include WF Sub in addition to the Existing Borrowers.

(ii)                WF Sub and each of the Existing Borrowers shall be jointly and severally liable for all Obligations.

(iii)               To secure payment and performance of all Obligations, WF Sub hereby grants to Lender a continuing security interest in, a lien upon, and a right of set off against, and hereby assigns to Lender as security, all Collateral, whether now owned or hereafter acquired or existing, and wherever located.

(iv)              The Information Certificate of WF Sub attached hereto as Exhibit A is hereby included in Exhibit A to the Loan Agreement in addition to the Information Certificates of the Existing Borrowers.

(v)                WF Sub hereby represents and warrants to Lender the truth and accuracy of all representations and warranties applicable to Borrowers in the Loan Agreement (after giving effect to the inclusions of WF Sub and its Information Certificate as set forth in clauses (i) and (iv) above).

(vi)              WF Sub hereby agrees to perform all of the covenants and agreements applicable to Borrowers in the Loan Agreement.

(vii)             Lender shall have all of the rights, remedies, interests and powers as against WF Sub as provided to Lender in relation to Borrowers in the Loan Agreement.

(b)               Pledge Agreement.  Recital B of the Pledge Agreement is hereby amended by adding immediately after the reference to "eLinux" the words ", WF ACQUISITION SUB, INC., a Delaware corporation".

2.                  Termination of WF Sub Guaranty.  Upon this Amendment becoming effective, the WF Sub Guaranty shall be deemed terminated and of no force or effect.

3.                  Effectiveness of this Amendment.  Lender must have received the following items, in form and content acceptable to Lender, before this Amendment is effective.

(a)                This Amendment fully executed in a sufficient number of counterparts for distribution to all parties.

(b)               An Amended and Restated Term Promissory Note duly executed and delivered by Borrowers to replace that certain Term Promissory Note of Existing Borrowers in the original principal sum of $2,000,000.

(c)                The certificate(s) evidencing all of the issued and outstanding shares of capital stock of WF Sub, together with stock powers duly executed and delivered by PC Mall therefor in blank.

(d)               A certificate of the corporate secretary of WF Sub certifying the resolutions of its board of directors with respect to the transactions contemplated hereby.

(e)                Evidence of insurance and loss payable endorsements with respect to the insurance policies of WF Sub.

(f)                 Favorable opinion letter of counsel to WF Sub with respect to the transactions contemplated hereby.

(g)                A Consent and Agreement duly executed and delivered by DFS.

(h)                Consents and Amendments duly executed and delivered by LaSalle Business Credit, Inc. and Fleet Capital Business Finance Division as Participants.

(i)                  All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered or executed or recorded and shall be in form and substance satisfactory to Lender.

4.                  Representations and Warranties.  Each Borrower represents and warrants as follows:

(a)                Authority.  Such Borrower has the requisite corporate power and authority to execute and deliver this Amendment, and to perform its obligations hereunder and under the Financing Agreements (as amended or modified hereby) to which it is a party.  The execution, delivery and performance by such Borrower of this Amendment have been duly approved by all necessary corporate action and no other corporate proceedings are necessary to consummate such transactions.

(b)               Enforceability.  This Amendment has been duly executed and delivered by such Borrower.  This Amendment and each Financing Agreement (as amended or modified hereby) is the legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its terms, and is in full force and effect.

(c)                Representations and Warranties.  The representations and warranties contained in each Financing Agreement (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof) are correct on and as of the date hereof as though made on and as of the date hereof.

(d)               Due Execution.  The execution, delivery and performance of this Amendment are within the power of such Borrower, have been duly authorized by all necessary corporate action, have received all necessary governmental approval, if any, and do not contravene any law or any contractual restrictions binding on such Borrower.

(e)                No Default.  No event has occurred and is continuing that constitutes an Event of Default.

5.                  Choice of Law.  The validity of this Amendment, its construction, interpretation and enforcement, the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the internal laws of the State of California governing contracts only to be performed in that State.

6.                  Counterparts.  This Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

7.                  Reference to and Effect on the Financing Agreements.

(a)                Upon and after the effectiveness of this Amendment, each reference in the Loan Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Loan Agreement, and each reference in the other Financing Agreements to "the Loan Agreement", "thereof" or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as modified and amended hereby.

(b)               Except as specifically provided above, the Loan Agreement and all other Financing Agreements, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of Borrowers to Lender.

(c)                The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Lender under any of the Financing Agreements, nor constitute a waiver of any provision of any of the Financing Agreements.

(d)               To the extent that any terms and conditions in any of the Financing Agreements shall contradict or be in conflict with any terms or conditions of the Loan Agreement or the Pledge Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Loan Agreement and the Pledge Agreement as modified or amended hereby.

8.                  Ratification.  Each Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Loan Agreement and the Pledge Agreement, as amended hereby, and the other Financing Agreements effective as of the date hereof.

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

LENDER:	BORROWERS:
CONGRESS FINANCIAL CORPORATION (WESTERN)	PC MALL, INC.
By: /s/ Randy J. Bowman Name: Randy J. Bowman Title: Executive Vice President	By: /s/ Frank F. Khulusi Name: Frank F. Khulusi Title: President
PC MALL SALES, INC.
By: /s/ Rory K. Zaks Name: Rory K. Zaks Title: President
ECOST.COM, INC.
By: /s/ Gary Guy Name: Gary Guy Title: President
ELINUX.COM, INC.
By: /s/ Frank F. Khulusi Name: Frank F. Khulusi Title: President
CREATIVE COMPUTERS INTEGRATED TECHNOLOGIES, INC.
By: /s/ Richard Lepow Name: Richard Lepow Title: President
COMPUTABILITY LIMITED
By: /s/ Frank F. Khulusi Name: Frank F. Khulusi Title: President
WF ACQUISITION SUB, INC.
By: /s/ William Neary Name: William Neary Title: President & Treasurer